Exhibit 99.1

           Acadia Realty Trust Announces Change in Auditors

    NEW YORK--(BUSINESS WIRE)--Oct. 12, 2005--Acadia Realty Trust (NYSE: AKR) announced today that it has engaged BDO Seidman, LLP as its independent registered public accounting firm.
    The Audit Committee of Acadia's Board of Directors agreed, by resolution, not to continue the engagement of the Company's independent registered public accounting firm, Ernst and Young, LLP ("Ernst and Young"). The Audit committee further resolved to engage the accounting firm, BDO Seidman, LLP effective immediately. The decision was based primarily on the Audit Committee's efforts to reduce Acadia's costs for accounting services. The Company has not had any disagreements with Ernst and Young during the interim period from January 1, 2005 through the date of disengagement, nor any disagreements related to any prior years' audits.
    Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated and self-managed real estate investment trust which specializes in the acquisition, redevelopment and operation of shopping centers which are anchored by grocery and value-oriented retail.

    Certain matters in this press release may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors which may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. Such forward-looking statements speak only as of the date of this press release. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based. The Company also refers you to the documents filed by the Company, from time to time, with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, for a discussion of such risks and uncertainties.

    For more information, visit Acadia's Web site at www.acadiarealty.com.


    CONTACT: Acadia Realty Trust
             Investor Relations:
             Jon Grisham, 914-288-8142